AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2005
Registration Statement No. 333-98437

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post Effective Amendment No. 1
to
FORM S-8
Registration Statement Under the Securities Act of 1933

D & K HEALTHCARE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1465483
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
8235 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 727-3485
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2001 Long Term Incentive Plan

Kristina Veaco	Copies to:
Vice President and Corporate Secretary	John L. Gillis, Jr., Esq.
D & K Healthcare Resources, Inc.	Armstrong Teasdale LLP
8235 Forsyth Boulevard	One Metropolitan Square, Suite 2600
St. Louis, Missouri 63105	St. Louis, Missouri 63102
314-727-3485	314-621-5070
(Name and address, including zip code, and telephone	Fax 314-621-5065
number, including area code, of agent for service)

REMOVAL FROM REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, No. 333-98437, filed August 20, 2002 (the “Registration Statement”) pertaining to the registration of an aggregate of 1,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”). The Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The offering of such securities has been terminated and the Registrant hereby removes from registration all 1,000,000 shares of Common Stock covered by the Registration Statement, none of which have been sold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Francisco, State of California, on August 30, 2005.

D & K Healthcare Resources, Inc.
By:	/s/ Paul Julian
Paul Julian, President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Julian (Paul Julian)	President (principal executive officer)	August 30, 2005

/s/ Nicholas A. Loiacono (Nicholas A. Loiacono)	Vice President, Treasurer and Director (principal financial and accounting officer)	August 30, 2005

/s/ Kristina Veaco (Kristina Veaco)	Director	August 30, 2005